Exhibit 10.1(bf)

AGREEMENT

by and among

1.                      Sauer-Danfoss ApS,

Nordborgvej 81, DK-6430 Nordborg, Denmark,

represented by the Managing Director [•],

- hereinafter referred to as “SD” -

and

2.                      Schabmüller GmbH,

Industriestrasse 8, D-92334 Berching, Germany,

represented by the Managing Director Thomas Stüpfert

- hereinafter referred to as “SM” -

as well as

3.                      AURELIUS Industriekapital GmbH,

Bavariaring 11, D-80336 Munich, Germany

- hereinafter referred to as “AIK” -

and

4.                      AURELIUS AG,

Bavariaring 11, D-80336 Munich, Germany

- hereinafter referred to as “AURELIUS” -

SD and SM are hereinafter referred to either collectively as the “Parties” or individually as the “Party.”

TABLE OF CONTENTS

I. Sale and Assignment Agreement	3
§ 1 Sale and Assignment of Machinery, Inventories and Customer Base	3
§ 2 Purchase Price	4
§ 3 Security for the Purchase Price	5
§ 4 Transfer of Know-How	6
§ 5 Acceptance of Agreements with Customers	6
§ 6 Employees	7
§ 8 Representations	9
II. Commissions	9
§ 9 Calculation of Commissions	9
§ 10 Development Work by SD	10
§ 11 Non-Competition by SD	10
§ 12 Term	10
§ 13 Other Mutual Obligations	10
III. Further Understandings	12
§ 14 Governing Law	12
§ 15 General Provisions	12

APPENDICES

Preamble

1.              The Parties develop and produce, among other things, a.c. electric motors at their respective locations.

2.              SD intends to cease production of electric motors for material-handling equipment at its Odense production location and assign to SM the respective production equipment, production drawings for the electric motors, customer base and open orders from customers. The personnel involved in the production of the electric motors at the Odense location are not to be taken over by SM.

Now, therefore, the Parties hereby agree as follows:

I. Sale and Assignment Agreement

§ 1 Sale and Assignment of Machinery, Inventories and Customer Base

1.              SD sells and assigns to SM and SM accepts the production equipment (hereinafter referred to as the “Machines”) and inventories of parts and subassemblies (hereinafter referred to as the “Inventories”) described in greater detail in Appendix 1 for the production of the SD electric motors described in greater detail in Appendix 2 (hereinafter referred to as the “SD Electric Motors”) with the understanding that such inventories may change in the course of normal business operations between the date of execution of this Agreement and the time at which they are actually sourced by SM and are sold to SM only insofar as such inventories are still on hand and available at such time. The transfer of the Inventories and Machines shall be effected ex works SD Odense production location (Incoterms 2000). Inventories shall also include any buffer of finished SD Electric Motors produced in advance by SD to ensure uninterrupted shipment pursuant to § 11 paragraph 4 of this Agreement during the transfer of production and shipped to customers of SD during the transfer of production (hereinafter referred to as “Buffer”). The exact quantity of this Buffer cannot be precisely planned. Such inventories shall not include parts and assemblies that are not intended for use in the production of SD Electric Motors.

2.              SD further sells and assigns to SM and SM accepts the customer base for sales of SD Electric Motors (hereinafter referred to as the “Customer Base”).

3.              Finally, SD gives SM a time-limited option to purchase all other production equipment listed in Appendix 3, which option may be exercised in respect of all or only part of the production equipment through written notification of SD accordingly by SM within six (6) weeks after execution of this Agreement. The date of receipt of such notification by SD shall be considered the effective date of notification for purposes of determining whether the option has been timely exercised by SM.

4.              The Machines and Inventories shall be disassembled, packed and shipped by SM in compliance with the timetable provided in Appendix 4.

5.              The Parties agree that drawings, proprietary rights and other intellectual property in existence as of the time of assignment shall remain the property of SD. However, SD grants SM a non-exclusive right to exploit such rights — with the exception of rights to names and trademarks of SD — for an indefinite period of time (extending also beyond the terms of this Agreement) in connection with the production of the SD Electric Motors and for purposes of communication with customers.

§ 2 Purchase Price

1.                  That component of the Purchase Price for a) the Machines identified in § 1 paragraph 1 is equal to €1,401,162.72 (in words: one million four hundred one thousand one hundred sixty-two euros and seventy-two cents) keep total depreciation incurred between 30 November 2008 and the date of delivery of the production equipment to SM and that for b) the Inventories identified in § 1 paragraph 1 b) is equal to €5.150.960,20 (in words: five million one hundred fifty thousand nine hundred and sixty euros and twenty cents). The price for the Inventories includes a flat reduction of 12% to the gross value amount as shown in Appendix 1 b) of €5,853,363.86 (in words: five million eight hundred fifty-three thousand three hundred sixty-three euros and eighty-six cents) (Status of 30 November 2008). This reduction takes into account any and all depreciation as well as, among other things, differences that may arise if the quantities of rotors and stators, for example, do not match. The exchange rate for the conversion of Danish krones into euros is 7.44831 DKK = 1 EUR.

2.                  That component of the Purchase Price for the Customer Base is equal to €4,600,000.00 (in words: four million six hundred thousand euros).

3.                  The component of the Purchase Price for the production equipment acquired pursuant to Appendix 3 is the sum of the carrying amounts of the production equipment in respect of which the option to purchase is exercised as of the agreed time of delivery.

4.                  The Parties assume that the components of the Purchase Price pursuant to paragraphs 1 to 3 are not subject to value-added tax since the transaction involves for the most part the disposal of an operational entity. However, in the event value-added tax should be due on the Purchase Price, the corresponding amount shall be paid by SM in addition to the Purchase Price.

5.                  The components of the Purchase Price specified in paragraphs 1 a) (Machines) and 3 (Option) shall be due and payable within three days of delivery ex works of the respective assets but not later than 30 April 2009 to the account of SD (hereinafter referred to as the “SD Account”).

Account: 3227872225

IBAN: dk9530003227872225

SWIFT: DABADKKK

with: Danske Bank

That component of the Purchase Price specified in paragraph 1 b) (Inventories) shall be due and payable to the SD Account in six monthly installments, each of which installments is to be made within the 60 calendar days following the end of each calendar month as of March 2009. The amount of each of the six monthly installments shall be based on the value of the assemblies and parts received from inventories during each of the respective months. SM shall accept the inventories, including any parts firmly ordered pursuant to § 13 paragraph 9, and make payment with the sixth monthly installment or, as the case may be, upon delivery of such firmly ordered parts to SM and receipt of the corresponding invoice.

6.                  That component of the Purchase Price specified in paragraph 2 shall be due and payable to the SD Account as follows:

The commission payments received by SD in the years 2009 to 2012 pursuant to § 9 below will initially be credited toward the component of the Purchase Price specified in paragraph 2.

In the event the total commission payments received by SD for the years 2009 to 2012 pursuant to § 9 are lower than the component of the Purchase Price in the amount of €4.6 million specified in paragraph 2, SM shall compensate SD for and pay any difference to SD between the total commission payments received for the years 2009 to 2012 and the agreed component of the Purchase Price together with the payment of the last monthly commission pursuant to § 9 for the year 2012.

7.                  In the event SM should fall more than 30 days in arrears with payment of an installment toward the component of the Purchase Price of Inventories, all amounts payable under this Agreement shall become due and payable immediately.

§ 3 Security for the Purchase Price

SM shall provide SD with the following security interests to secure all payment obligations under this Agreement:

1.                  SM hereby assigns to SD and SD accepts a security interest in all trade receivables arising from the customer contracts assigned pursuant to § 5 from the time of assignment of the respective customer contracts (Appendix 6) (hereinafter referred to as the “Security”). The Security shall be released upon provision of the bank guarantee pursuant to § 3 paragraph 2 and payment in full of the component of the Purchase Price pursuant to § 2 paragraph 1 b).

2.                  SM shall aim to provide SD with an irrevocable and unlimited bank guarantee in the amount of €2,300,000.00 payable upon first demand from a major German bank or savings and loan institution as of 31 December 2009. If SM even with outmost efforts cannot provide such bank guarantee until 31 December 2009, the security according to §3 paragraph 1 remains in place. In the case SM shall continue to try with greatest efforts to provide this bank guarantee to SD as fast as possible. The Parties agree that the Security will be released upon issuance of the guarantee and payment in full of the component of the Purchase Price pursuant to § 2 paragraph 1 b). The bank guarantee will be released on a quarterly basis in amounts equal to the commission payments made to SD pursuant to § 9.

3.                  In the case of any finance lease covering any of the Machines (§ 1 paragraph 1 and if applicable paragraph 3), SM shall ensure that the lessor assume joint and several liability for payment of the components of the Purchase Price under § 2 paragraphs 1 a) and 3 make payment of the purchase price directly to SD. SD shall explicitly retains its ownership interest in the Machines assigned under this Agreement until payment of the components of the Purchase Price pursuant to 2 paragraphs 1 a) and 3 is made in full.

4.                  AIK and AURELIUS shall refrain from effecting any distribution of dividends or similar distribution by SM prior to 31 December 2009 if such distribution could jeopardize fulfillment of the payment obligations of SM under this Agreement (hereinafter referred to as die “Distribution Freeze”). AIK and AURELIUS shall avail themselves of all legally available means to enforce the Distribution Freeze in respect of their respective interests.

§ 4 Transfer of Know-How

SD hereby transfers to SM the know-how required for production and sales described in Appendix 5 to this Agreement (hereinafter also referred to as “Know-How”). The Know-How shall be transferred to SD on a timely basis such that it is available to SM for the purposes of preparation for and commencement of production of the various motors.

§ 5 Acceptance of Agreements with Customers

1.                  Following acceptance of the Machines and Inventories from SD by SM, SM shall — subject to the consent of the respective customers — enter into the delivery contracts between SD and its customers specified in Appendix 6 as principal and accept all firm orders on the books of SD within three (3) weeks of termination of production by SD. In the event any customer(s) should not consent to such assignment of any of the respective agreement(s), the Parties agree to act vis-à-vis one another as though such an assignment to SM had been effected. In any such case, SM shall supply SD at prices that correspond to the sale price for SD Electric Motors in the respective agreement(s) with the customer(s). The same shall apply in respect of delivery dates agreed in the respective agreements with customers.

2.                  SM shall assume responsibility for warranty obligations in connection with SD Electric Motors produced and shipped by SM following acceptance of production by SM. In the case of SD Electric Motors from the “buffer” and those electric motors produced by SD that are still under warranty, SM shall perform any warranty work for SD on the basis of the official SM hourly rates pursuant to the price list for services (currently €62.00/h) plus materials or at fixed prices — plus in each case applicable VAT — for specified replacement work. SM shall if requested to do so by SD document the existence of a warranty in any individual case. Compensation for larger warranty jobs or, as the case may be, recalls will be agreed in advance of commencement of work by the Parties.

§ 6 Employees

1.                  The Parties proceed on the assumption that execution of the transaction will involve no transfer of personnel employed in the operational area affected by the transfer of the Machines and Inventories from SD to SM under the relevant provisions of Danish labor legislation.

2.                  SD will ensure that SD employees receive notice and are released from their duties or, as the case may be, are taken over by other operational entities or affiliated companies of SD prior to the time of the transfer of the Machines and Inventories used in connection with their employment (hereinafter referred to as “SD Employees”).

3.                  In the event the transfer of the Machines and Inventories results in the creation of new employment in Germany or the Czech Republic, SM shall offer a corresponding number of SD Employees the possibility of further employment in Germany or the Czech Republic respectively. In the case of SD Employees who accept such an offer, the respective terms of employment shall be in compliance with the relevant provisions of the Danish Transfer of Undertakings Act. SM shall respect these provisions.

4.                  In the event SD Employees should seek to enforce any claims against SM under labor legislation in connection with the execution of this Agreement, SD shall upon first demand hold SM harmless from any such claims (including appropriate court costs and legal expenses) that are brought against for SM in respect of the period extending from the time of acceptance to the earliest possible date of termination of the respective employment relationship. This hold harmless obligation shall not apply to cases in which SM continues to maintain an employment relationship with SD Employees taken over in Germany or the Czech Republic beyond the earliest possible date of termination of that employment relationship. In such cases, SM shall bear the cost of salaries or wages of SD Employees taken over as of the time of commencement of employment in Germany or the Czech Republic.

5.                  Employees of the SD Techcenter in Odense shall not be affected by the execution of this Agreement.

6.                  Each of the Parties shall for a period of three (3) years from the date of execution of this Agreement refrain from offering, directly or indirectly, any employee of the respective other Party employment and hereby confirms that it has up to now not offered any employee of the respective other Party an employment contract or any similar contract or agreement or entered into any such contract or agreement except as explicitly allowed under this Agreement. This obligation applies to affiliated companies within the meaning of §§ 15 et seq. of the German Stock Corporation Act (Aktiengesetz). Employees in Denmark are explicitly excluded from this restriction.

In the event of any breach of the above obligations, the Party in breach shall pay to the respective other Party a contractual penalty in the amount of €50,000.00 for each employment contract or agreement concluded with an employee of the respective other Party.

§ 7 Closing Condition

1.              This Agreement is subject to the following condition precedent (referred to above and hereinafter as the “Closing Condition”):

a)                      The Federal Cartel Office (Bundeskartellamt) has approved the acquisition by SM of the operational entity to be transferred. This Closing Condition shall be considered to have been satisfied if

(1)                  the Federal Cartel Office has approved the planned acquisition pursuant to § 40 paragraph 2 sentence 1 of the Act against Restraints on Competition (Gesetz gegen Wettbewerbsbeschränkungen); or

(2)                  the Federal Cartel Office has informed the parties involved in the merger in writing to the effect that conditions for prohibition pursuant to § 36 of the Act against Restraints on Competition are not applicable; or

(3)                  a period of one month has elapsed pursuant to § 40 paragraph 1 of the Act against Restraints on Competition without receipt of notification by the parties involved in the merger from the Federal Cartel Office to the effect that principal proceedings have been initiated pursuant to § 40 paragraph 1 sentence 1 of the Act against Restraints on Competition; or

(4)                  a period of four months has elapsed pursuant to § 40 paragraph 2 sentence 1 of the Act against Restraints on Competition and the Federal Cartel Office has (i) not prohibited the planned merger or (ii) granted an extension the parties involved in the merger pursuant to § 40 paragraph 2 sentence 3 no. 1 of the Act against Restraints on Competition; or

(5)                  an extension has expired without the occurrence of one of the events described under subsubparagraph (4) (i) or (ii) of this § 6 paragraph 1.

b)                     neither SM nor SD has agreed to an extension without receiving the prior written approval of the respective other Party.

2.              If SM has not already done so prior to execution of this Agreement, SM shall after consultation with SD report the merger contemplated under this Agreement to Federal Cartel Office within five (5) banking days after execution of the present Agreement unless a legal obligation exists to do at an earlier point in time. The planned merger shall be reported by SM in the name of both parties. The Parties will cooperate in the context of reporting the planned merger.

3.              SM shall inform SD in writing without delay as soon as the Closing Condition has been satisfied.

4.              In the event the Closing Condition is not satisfied within the period of six (6) months following the date of execution of this Agreement, both SD and SM may withdraw from the Agreement upon notification of the respective other Party in writing. In the event of revocation under this provision, all obligations of the Parties shall become void with the exception of the obligations under § 14 (Governing Law) and § 15 (General Provisions).

§ 8 Representations

1.              SD represents and warrants that the condition of the Machines (Appendix 1) (Appendix 3) and Inventories (Appendix 1) to be transferred under this Agreement is usual for the age of such machines and inventories and suitable for corresponding industrial utilization. SD is the owner of the Machines and Inventories; this property is neither encumbered by any rights of third parties nor do any rights of third parties prevent assignment of such Machines and Inventories to SM. SD also has the right to effect the assignment under corporate law.

2.              SD represents and warrants that nothing is known or indicates that the SD Electric Motors are subject to an excessive failure rate. SM has been informed of known defects in the design of the motors and the production process.

3.              SD represents and warrants that the customer contracts specified in Appendix 6 exist as of the date of execution of this Agreement and that SD has not as of this time received any cancellations of such contracts or any parts thereof or agreed to any price reductions except as otherwise specified in Appendix 6a.

4.              SD makes no further representations or warranties that go beyond the scope of those mentioned in paragraphs 1 to 3. In the event of any failure to uphold the above-mentioned warranties, SM shall inform SD thereof without delay. In the event SD does not restore the warrantied condition within four week after receipt of notification or if restoration of the warrantied condition is not possible, SD shall be liable for pecuniary damages. The liability of SD shall be limited to that component of the Purchase Price pursuant to § 1 paragraph 1. Warranty claims shall expire on 31 December 2010.

5.              Any further claims, in particular warranty claims, claims for damages, rescission, avoidance or claims based on the principle of frustration of contract, shall be excluded unless such exclusion is prohibited by law. § 7 paragraph 4 shall remain in force and effect.

II. Commissions

§ 9 Calculation of Commissions

1.              SD shall be receive from SM payment of commissions on all sales of SD Electric Motors (including improvements and new products) less the amount corresponding to those sales falling under the exclusions pursuant to Appendix 7 (hereinafter referred to as “Sales Eligible for Commission”) in the amount of 5.5% of Sales Eligible for Commission during the term of the Agreement.

2.              Commissions to be paid to SD by SM shall be calculated monthly on the basis of Sales Eligible for Commission within 60 working days after the end of the respective month and payment made by the end of the month in which the amount of the commissions is calculated. Calculations shall initially be based on invoice dates, and a corresponding adjustment shall be made at the end of the year in the case of uncollectible receivables. As a result, monthly commission payments shall initially represent upfront payments that will if necessary be corrected when accounts are settled as of the end of the year.

3.              Commission payments shall be limited to €4.6 million during the term of the Agreement. No further claims for payment of commission shall be honored.

§ 10 Development Work by SD

1.              The SD Electric Motors were designed by SD. Any proprietary rights existing in connection with the design of the SD Electric Motors shall remain the property of SD.

2.              SD agrees to carry out design or, as the case may be, development work for SM as available capacity allows. The scope of any such work and compensation shall be agreed in writing in each case. An hourly rate of €90.00 (plus applicable VAT) is been agreed for such services.

§ 11 Non-Competition by SD

SD shall for a period of four (4) years after execution of this Agreement refrain from involvement either directly or indirectly in the development and/or production of a.c. motors for use in material handling equipment and refrain from purchasing or selling such motors through third parties. Exceptions to this non-competition clause will be made in the event SD takes over a company or enterprise or is itself taken over by a company (asset or share deal) that manufactures such products if such activities accounted for no more than 15% of that company’s sales prior to the acquisition and the concrete application for the motors of SD is not identical with that of the motor types assigned under this Agreement; SD shall further refrain from offering motors to existing customers of SM for the duration of this non-competition clause.

§ 12 Term

The Agreement is concluded for a term extending up to 31 December 2012 and shall expire automatically without special notice.

§ 13 Other Mutual Obligations

1.              The Parties otherwise agree to provide each other with relevant support during the physical transfer of the Machines and in particular to make available all important documentation pertaining to the SD Electric Motors.

2.              SD shall provide SM with relevant support in connection with the qualification of personnel employed by SM for the production/development of the motors, the transfer of know-how required for the operation of the equipment to be assigned under the Agreement and the relocation of production and the equipment. In the context of rendering such support, SD shall explicitly and without being requested to do so draw the attention of the personnel designated by SM to any special or unusual aspects involved in production, the products and/or the equipment and possible sources of problems. These obligations shall expire upon completion of the physical transfer of the Machines or, at the latest, on 31 December 2009. In the event of any delay in shipment to customers due to the failure of SD to provide support on a timely basis or the failure of SD to provide support in accordance with this Agreement, SD shall indemnify SM for any claims resulting directly from any such failure in an amount not to exceed a maximum of € 750,000.00 upon documentation of such failure.

3.              SD shall also provide SM with relevant support in connection with the transfer of necessary data and the reconfiguration of the supply chain (including arrangements with suppliers and coordination of shipment with customers).

4.              In order to ensure uninterrupted shipment of motors to customers, SD shall prior to the relocation of the production equipment and the transfer of responsibility for shipment to SM prepare and have on hand a “Buffer,” i.e., a reserve quantity, of finished and intermediate products, the precise volume of which shall established and agreed by the Parties on a timely basis after execution of this Agreement. This Buffer shall be used to make shipment in accordance with the provisions of this Agreement during the transfer of Machines and start-up of production by SM.

5.              SD shall be responsible for informing customers of the change in the supplier structure. SD shall also provide SM with relevant support in connection with the auditing of the new processes (with SM as supplier) up to 31 December 2009.

6.              Each of the Parties shall retain books and documentation pertaining to the motor package in its possession for at least the period prescribed by law.

7.              Customers assigned to SM will — insofar as advisable and necessary — be served by both Parties up to the end of 2009 and the relationship with the customer completely turned over to SM during this period.

8.              SD shall during the transfer period allow employees of SM unlimited access to relevant production areas in Odense to the extent this does not interfere with the operational activities of SD. This obligation shall end upon completion of the transfer of all production equipment to be transferred.

9.              SD shall continue to remain responsible for procurement activities (ordering) to the extent required to ensure a supply of parts and materials — as required for the customer contracts assigned under § 4 — for SD Electric Motors. This responsibility shall continue until such time as SM starts to order parts and materials from suppliers and SD is informed accordingly by SM of the placement of orders for such parts and materials. This obligation on the part of SD shall end with the transfer of the Machines, but no later, however, than 31 March 2009.In the context of the transition in the ordering process, SM shall enter into the respective orders as principal subject to the approval of the respective suppliers. In the event any supplier(s) should not consent to such assignment of any of the respective agreement(s), the Parties agree to act vis-à-vis one another as though such an assignment to SM had been effected. This provision shall apply accordingly to supplier parts on order as of the date of execution of this Agreement, but not to be delivered until such time as SM has taken possession of the entire existing inventory.

10.       In the case of Inventories supplied ex works Odense, the quality and quantity of the parts and assemblies will be inspected as thoroughly as possible by personnel made available in Odense by SM upon shipment so that any defective parts and assemblies or, as the case may be, parts and assemblies not suitable for the production of SD Electric Motors are not shipped. SD shall make suitable measurement instrumentation available to personnel of SD in Odense for purposes of such inspection. Subsequent claims, i.e., after inspection in Odense, by SM, are therefore excluded if such defects in parts or subassemblies were obvious. The Parties agree accordingly that any defects in parts or subassemblies that manifest themselves only in the course of the production processes are exempted from such exclusion. SM shall be under no obligation to accept such defective parts or subassemblies. SM shall notify SD without delay of any faults or defects upon discovery of such faults or defects.

III. Further Understandings

§ 14 Governing Law

This Agreement shall be governed by and construed in accordance with German law with the exception of its conflict-of- laws provisions. The U.N. Convention on the International Sale of Goods shall not apply.

§ 15 General Provisions

1.              Neither Party shall without the consent of the respective other Party assign any rights or obligations arising from this Agreement to third parties.

2.              SM shall bear the expense of the procedure involved in obtaining the approval of the cartel authorities pursuant to § 7, including fees of advisors. Each of the Parties shall otherwise bear the costs it incurs in connection with this Agreement, in particular the costs of their advisors.

3.              Modifications of, amendments to or the cancellation of this Agreement by mutual consent must be made in writing. Notices transmitted by facsimile (but not by e-mail) shall be considered to fulfill the written form requirement. The same shall apply to other statements made by the Parties to establish, preserve or exercise their rights.

4.              In the event any provision of this Agreement is or becomes invalid, the Parties shall agree to a legally valid provision that most closely approximates the economic effect of the invalid provision. Any omissions shall be treated accordingly.

Nordborg, 8 December 2008

/s/ Henrik Krabsen	/s/ HansJoergen Cornett	/s/ Dr. Wolfgang Schramm
Sauer-Danfoss ApS	Sauer-Danfoss ApS	Controls Division
(Henrik Krabsen)	(HansJoergen Cornett)	(Dr. Wolfgang Schramm)

Berching, 8 December 2008

/s/ Thomas Stüpfert
Schabmüller GmbH
(Thomas Stüpfert)

/s/ Gert Purkert
AURELIUS Industriekapital GmbH
(Gert Purkert)

/s/ Gert Purkert
AURELIUS AG
(Gert Purkert)

Appendix 1 — Production Equipment and Inventories for SD Electric Motors

Appendix 1 a)— Production Equipment

Objekt-Nr	Beschreibung	Preis
1000061/1	Presse opsamling ankerkerner ombygges til ACrotor	129.555,95 DKK
1000503/0	Vikleskabelon fra Seipp Handelsgesellschaft	9.293,66 DKK
1000505/0	Multi lift kran	32.139,50 DKK
1000506/0	Presse for montering af rotor i lejeskjold	27.395,84 DKK
1000507/0	Styring af automatisering af AC-pressen p grundpl.	57.519,06 DKK
1000514/0	Labels printer til testbænk AC-linie	8.668,29 DKK
1000515/0	Løftesats til linie kørsel 760	12.265,49 DKK
1000527/0	AC-Vikleudstyr (FLYER?)	3.601.030,16 DKK
1000530/0	Bandagermaskine til AC linie	132.222,31 DKK
1000531/0	Svejsemaskine til svejsning af kabelsko AC linie	137.271,50 DKK
1000531/1	Aendring af svejsemaskine	43.225,73 DKK
1000532/0	Statortester for AC-Motors TSA106-200	171.826,95 DKK
1000533/0	Motortester for AC-Motors TSA106-200	286.542,92 DKK
1000533/2	Opspændingsfikstur for AC Motortester	57.750,00 DKK
1000534/0	Epuipment to press the stator coil heads AC106-150	198.844,18 DKK
1000534/1	Værktøj 106-150 Risomat slutpresse	61.209,51 DKK
1000535/0	Ovn til opvarmning rør til AC-statorer	189.344,81 DKK
1000540/0	AC Montage kpl.presse	86.299,29 DKK
1000540/1	Ekstra cylinderblok til AC montere kpl.presse	9.187,50 DKK
1005401/0	3 AC slutmontagepladser cpl.	7.313,54 DKK
1005403/0	Hydraulisk løftebord til presse på mont.kpl.arb.pl	12.224,06 DKK
1005664/0	Montagefiksturer til mont.kpl.presse AC	9.687,50 DKK
1005723/0	Løftesøjle 3.kobleplads statorlinie AC	11.871,00 DKK
1005877/0	Løftesøjle formontageplads AC	12.213,78 DKK
1005878/0	Manipulator til forbedredelsesplads	32.629,77 DKK
1005883/0	Gennemløbsreoler AC Montage	89.958,34 DKK
1006101/0	Dornpresse til ikrymp. stator i krans TSA120-80 ZF	12.240,32 DKK
1006160/0	Beskyttelsesafskærmning for AC-Statortester	38.822,18 DKK
1006161/0	CNC drejebænk til afdrejning af statorer	836.949,00 DKK
1006162/0	CNC Drejebænk til afdrejning af rotorer HTC200	547.256,79 DKK
1006184/0	Rotor opretningspresse fra Dunkes	181.531,64 DKK
1006247/0	Ergonimisk arbejdsplads for-&optionsmontage	20.369,28 DKK
1006624/0	1 saet pressevaerktoejer TSA150-150 11015126 Nissa	11.328,14 DKK
1006873/0	Renovation of tools AC1	42.130,56 DKK
1006375/0	DC Power Supply SAEL	0,00 DKK
1006376/0	Zyklengesteuerte Präzisionsdrehmaschine	0,00 DKK
1006377/0	Kraftmessende Auswuchtmaschine H 20 BF	0,00 DKK
1006378/0	Horizontalpresse in Säulenausführung	0,00 DKK
1006379/0	Nutisolierautomat	0,00 DKK
1006380/0	Werkzeug f. Bgr.170+240+Statoraufnahmen	20.401,04 DKK
1006381/0	DEMAG (Zasche) Handhabungsanlage	13.861,96 DKK
1006382/0	Bandagiermaschine f. AC	0,00 DKK
1006383/0	Aufnahmering f.Stator 170 f.Bandagiermaschine	3.433,91 DKK
1006384/0	Spulen- und Einziehautomat EA34D	0,00 DKK
1006385/0	Werkzeug Bgr. 270 f. SpulenEinziehautomat EA34D	32.105,08 DKK
1006386/0	Werkzeug Bgr. 170+240 f.Spuleneinziehautomat EA34D	109.863,46 DKK

1006387/0	Teilautomatisierung Spulen-u.Einziehautomat EA34D	34.877,45 DKK
1006388/0	Wickelmaschine WU 04S_008	0,00 DKK
1006389/0	Werkzeug Bgr. 270 f. Wickelmaschine WU 04S_008	4.155,34 DKK
1006390/0	Werkzeug Bgr. 170+240 f.Wickelmaschine WU 04S_008	11.834,57 DKK
1006391/0	Formeinrichung Typ FHK 4212	0,00 DKK
1006392/0	Werkzeug Bgr. 270 f.Formeinrichung Typ FHK 4212	10.520,12 DKK
1006400/0	Werkzeug Bgr.170+240 f. Formeinrichung Typ FHK 421	18.712,86 DKK
1006401/0	Zwischenformstation	0,00 DKK
1006402/0	Werkzeug Bgr.270 f.Zwischenformstation	5.815,75 DKK
1006403/0	Endformer mit Werkzeug 135,200,270,300	74.723,43 DKK
1006404/0	Werkzeug Bgr.170+240 f.Endformer	25.769,29 DKK
1006405/0	Widerstandsschweissgerät m. Kraftmessdose LC-200	85.681,62 DKK
1006406/0	Trockenofen	19.260,26 DKK
1006407/0	Rollbahnen AC-Techn.zwisch.Stator Einz.-Schalten	4.121,79 DKK
1006408/0	Spritzeinrichung Heis-Spritz-Anlage(2003-018)	34.858,52 DKK
1006409/0	Vollautomatisierung d. Statorspritzeinrichtung	46.116,88 DKK
1006410/0	Arbeitstisch incl.Dreh-u.Schwenkvorr.(2003-002)	37.003,64 DKK
1006411/0	Arbeitstisch incl.Dreh-u Schwenkvorr.(2003-002	37.003,64 DKK
1006412/0	Hebehühne+Schwenkvorr.(ehem.Arbeitstisch	37.003,64 DKK
1006413/0	CNC Drehmaschine Contur TSL500 f.AC-Rotorfertigung	233.614,47 DKK
1006414/0	Automatisches Statorprüfsystem 2002-047	82.289,85 DKK
1006415/0	AC-Serienprüfstand MTC3	212.480,15 DKK
1006416/0	Rollbahnen f. AC-Statorfertigung und Montage	13.436,46 DKK
1006417/0	Rollbahnen Stator schalten AC-Tecknik	8.368,48 DKK
1006418/0	Spulenwickelmaschine WU04S-008	229.335,48 DKK
1006419/0	Wickelschablone Bgr.240 f. Spulenwickelmaschine	21.440,05 DKK
1006420/0	Wickelschablone Bgr.270 f. Spulenwickelmaschine	22.461,01 DKK
1006421/0	Wickelschablone Bgr.300 f. Spulenwickelmaschine	22.971,45 DKK
1006422/0	Farbspritzstand Walther Typ 710	8.448,98 DKK
1006423/0	Hydr.Montagepresse horizontal 20kN/40kN Presskraft	91.630,84 DKK
1006424/0	Hydr.Montagepresse horizontal 20kN/40kN Presskraft	19.578,90 DKK
1006425/0	Hydr.Montagepresse horizontal 10kN Presskraft	60.975,81 DKK
1006426/0	Rollbahn m. Kugeltischen	24.098,33 DKK
1006427/0	Rollbänder (Statorfertigung)	50.695,92 DKK
1006428/0	Autom.Kippvorrichtung f. Statore (horiz-vertikal)	55.952,67 DKK
1006429/0	Hubtisch zur Aufnahme v.Statoren z.Tränken	14.226,11 DKK
1006430/0	Säulenschwenkkran Demag KBK	9.959,22 DKK
1006431/0	Durchlaufimprägnieranlage JDeere f. AC-Generatoren	838.014,65 DKK
1006432/0	Antriebe f. Rollbänder (Rückführung Montageträger)	26.508,11 DKK
1006434/0	Spulenübertragungszangen 200 6 Stück = 1 einheit	0,00 DKK
1006435/0	Spulenübertragungszange f.Bgr.300/2-Schichtwicklg.	1.652,64 DKK
1006436/0	Einziehkopf Bgr.170	22.491,50 DKK
1006437/0	Spreizdorn f. AC-TSA 300	0,00 DKK
1006438/0	Spreizdorn f.AC-TSA 200 10066 V3825	0,00 DKK
1006439/0	Spreizdorn f. AC-TSA 200 10066 V3825	0,00 DKK
1006440/0	Spann-Spreizdorn f. AC300 (kurze Version)	0,00 DKK
1006441/0	Handlingsvorr./Aufschiebehile AC-Statore	0,00 DKK
1006442/0	Deckstreifenmagazin f. Bgr.300/2-Schicht-Wicklung	3.065,83 DKK
1006443/0	Satz Wickelschablonen f.Bgr.300/2-Schicht-Wichlung	0,00 DKK
1006444/0	Lammellendrückdorn f.Bgr.300/2-Schicht-Wicklung	0,00 DKK
1006445/0	2 Spreizdornspannzangen f.AC-Statore Bgr.300	13.030,69 DKK
1006446/0	Einfügevorr.f.Drehdorne beim AC-Statordrehen	30.742,35 DKK

1006447/0	Wichelschablone f.Bgr.300-Zweischicht	7.006,06 DKK
1006448/0	Isolierfolienständer f. Nutisolierautomat	9.071,70 DKK
1006449/0	Lagerregal	10.983,95 DKK
1006633/0	LIfting and turning equipment for the 270 and 300-	32.484,37 DKK
1006738/0	Spare parts for the Rist on AC2	60.042,85 DKK
1006761/0	Welding machine for AC2 variant	186.617,11 DKK
1006450/0	Werkzeugkosten 50063390 Klemmbrett	0,00 DKK
1006451/0	Werkzeugkosten f. Welle HF 5053755	2.770,64 DKK
1006452/0	Werkzeugkosten f. Welle HF 50058208	5.255,52 DKK
1006653/0	170 tool for the AC2 line	138.109,94 DKK
1006453/0	Kokille für A-Lagerschild 50060163	0,00 DKK
1006454/0	Kokille für B-Lagerschild 50060164	0,00 DKK
1006455/0	Modell A-Lagerschild roh 50060484	0,00 DKK
1006456/0	Modell Roh-A-Lagerschild 200 AS 50061870	0,00 DKK
1006457/0	Modell Roh-B-Lagerschild 170 50060927	0,00 DKK
1006458/0	Modell f. Zwischenring roh 50058787	0,00 DKK
1006459/0	Modell Lagerschild 50058718 3tlg	0,00 DKK
1006460/0	Modell Roh-A-Lagerschild 170 50062263	0,00 DKK
1006461/0	Modell B-Lagerschild DA12-200-50057238	0,00 DKK
1006462/0	Modell B-Lagerschild 170 Pumpenmotor 50061874	0,00 DKK
1006463/0	Modell zu A-Lagerschild 50062627	0,00 DKK
1006464/0	Modellkosten B-Lagerschild 50060798	0,00 DKK
1006465/0	Modellkosten Roh-A-Lagerschild 50063344	0,00 DKK
1006466/0	Modell A-Lagerschild 50063716	0,00 DKK
1006467/0	Modell B-Lagerschild 50063459	0,00 DKK
1006468/0	Modell A-Lagerschild 50062996	0,00 DKK
1006469/0	Modellkosten Lagerschild 50061870	0,00 DKK
1006470/0	Kokille für B-Lagerschild 170 AS 50060026	0,00 DKK
1006471/0	Kikille für B-Lagerschild 200 AS 50059955	0,00 DKK
1006472/0	Kokille für A-Lagerschild 170 AC 50059954	0,00 DKK
1006473/0	Modell Roh-A-Lagerschild 50063994	0,00 DKK
1006474/0	Modell f.Roh-B-Lagerschild 200 50065499	0,00 DKK
1006475/0	Modell f.A-Lagerschild roh 50065587	0,00 DKK
1006476/0	Modellkosten f. B-Laerschild 50061135	0,00 DKK
1006477/0	Modellkosten A-Lagerschild 5063994	0,00 DKK
1006478/0	Modell f.B-Lagerschild roh 200 50065449	0,00 DKK
1006479/0	Modell f. B-Lagerschild roh 170 50065425	0,00 DKK
1006480/0	Modell A-Lagerring roh 200 50064054	1.247,22 DKK
1006481/0	Modell A-Lagerschild roh 170-50063808	1.593,66 DKK
1006482/0	Modell Roh-A-LS 240 50067337	4.396,60 DKK
1006483/0	Modell Roh-A-LS 200 50067301	4.536,01 DKK
1006484/0	Modell Roh-A-LS 170 50067324	4.503,84 DKK
1006485/0	Modell Roh-A-LS 170 50067325	3.860,44 DKK
1006486/0	Modell Roh-B-LS 240 50067298 D133	5.839,45 DKK
1006487/0	Modell Roh-B-LS 200 50067296	5.777,34 DKK
1006488/0	Modell Roh-B-LS 170 50067300	4.224,30 DKK
1006489/0	Modell zu Roh-A-LS 170-50060484	1.371,94 DKK
1006490/0	Modell Roh-B-LS 240 50064880	5.715,22 DKK
1006491/0	Modell Roh-A-LS 240 50067477	4.783,39 DKK
1006492/0	Modell Roh-A-LS 200 50067475	3.860,44 DKK
1006493/0	Modell Roh A-LS 200 50067476	3.851,57 DKK
1006494/0	Modellkosten f. B-Lagerschild 50067556	4.037,93 DKK
1006495/0	Modellkosten zu Roh-A-LS 170	6.851,86 DKK

1006496/0	Modellkosten Roh-A-LS 50067927	7.600,24 DKK
1006497/0	Modellkosten Roh-B-LS 50067920	7.187,95 DKK
1006515/0	Holzmodell für Lagerschild 50036462	0,00 DKK
1006516/0	Modell für A-Lagerschild 50048657	0,00 DKK
1006517/0	Modell A-Lagerschild roh 50051916	0,00 DKK
1006519/0	Uriolmodell A-Lagerschild 50053637	0,00 DKK
1006520/0	Modell A-Lagerring 50054417	0,00 DKK
1006521/0	Modell Lagerschild 50055214	0,00 DKK
1006522/0	Modell f. A-Lagerschild KA11-200-50048098	0,00 DKK
1006523/0	Modell f.A-Lagerschild KA11-200-50053274	0,00 DKK
1006524/0	Modell f.A-Lagerschild KA11-200-50051916	0,00 DKK
1006525/0	Modell f. A-Lagerschild roh 50058578	0,00 DKK
1006526/0	Modell f. B-Lagerschild KA12-200-50058584	0,00 DKK
1006527/0	Modell f. B-Lagerschild KA12-170-50058875	0,00 DKK
1006528/0	Modellkosten B-Lagerschild 50052477	0,00 DKK
1006529/0	Modellkosten Roh-B-Lagerschild - 50058875	0,00 DKK
1006530/0	Modell f. Roh-B-Lagerschild 50058584	0,00 DKK
1006531/0	Modell-Kosten Roh-B-Lagerschild 50052477	0,00 DKK
1006532/0	Modell B-Lagerschild KA12-240-50060358	0,00 DKK
	Summe DKK	10.436.294,29 DKK
	Summe EURO	1.401.162,72 €

Appendix 1 b) — Inventories for SD Electric Motors

Von: Thomas Grahl [tgrahl@sauer-danfoss.com]
Gesendet: Donnerstag, 6. Dezember 2008 11:22
An: Stuepfert, Thomas
Betreff: Anlage 1b)

Anlagen: Anlage 1b.XLS

Hallo Herr Stüpfert,

anliegend finden Sie die Datei mit den Lagerwerten als Anlage 1 b) der Vereinbarung. Diese Anlage wird als elektronische Kopie dem Vertrag beigefügt.

Die Anlage beschreibt in der Summe folgende Beträge (hier zur besseren Lesbarkeit dargestellt):

Total Lager per 30.11.2008

Halbfertige Materialien per 30.11.2008	13.016.568,88 DKK
Roh Materialien per 30.11.2008	30.581.099,69 DKK
Total Bruttobuchwert in DKK	43.597.668,57 DKK
Total Bruttobuchwert in EURO	5.853.363,86 €

Kaufpreis Lagerbestände	5.150.960,20 €

Viele Grüße

Thomas Grahl

Appendix 2 — SD Electric Motors

Lfd Nr	Modellnummer	Typenbezeichnung
1	50059972	MOTOR TSA200-160-37
2	11041049	MOTOR CPL TSA150-120-005 RAYMOND
3	11015371	MOTOR TSA170-200-073 DRIVE
4	11019344	MOTOR CPL TSA170-180-071 PUMP
5	50060042	MOTOR TSA170-240-17
6	11015373	MOTOR TSA170-140-072 PUMP
7	50061887	MOTOR CPL TSA270-210-007
8	50064140	MOTOR TSA170-140-42
9	50061114	MOTOR TSA170-180-23 PUMP
10	11027609	MOTOR CPL TSA240-120-100
11	50060794	MOTOR TSA200-180-45
12	50063747	PUMP-UNIT TSA170-210-20.19
13	50063778	MOTOR-UNIT TSA170-210-40
14	50059126	PUMPMOTOR TSA200C-21
15	50059127	MOTOR TSA200AB-20
16	11024196	MOTOR TSA120-80-008 DRIVE
17	50067536	MOTOR PUMP TSA170-180-24
18	11041970	MOTOR CPL TSA170-240-101 PUMP 80V st
19	50061957	MOTOR CPL TSA200-230-060
20	50062955	MOTOR TSA170-140-036
21	11023894	MOTOR CPL TSA170-210-031-PUMP
22	50060170	MOTOR TSA106-65-002
23	50058627	MOTOR TSA200-100-026
24	50059505	MOTOR TSA200-230-24 PUMP
25	2542197	MOTOR TSA150-120-014 TRACTION
26	50068146	MOTOR CPL TSA200-100-63-UL
27	11018196	MOTOR CPL TSA170-240-104 PUMPMOTOR
28	11014183	MOTOR TSA200-230-47_1 HHI
29	11022969	MOTOR TSA200-180-100 Traction
30	50057285	MOTOR TSA200-160-031
31	11015374	MOTOR TSA170-200-106 PUMP
32	11015126	MOTOR TSA150-150-032 TRACTION
33	50061407	MOTOR CPL TSA170-210-9 PUMP
34	11027672	MOTOR CPL TSA300-270-003 TRACTION
35	11033920	MOTOR CPL TSA170-210-009 PUMP
36	50066945	MOTOR CPL TSA240-120-23
37	50061234	MOTOR TSA200-180-42
38	11015429	MOTOR CPL TSA170-140-34 W.BRAKE
39	11032202	*MOTOR CPL TSA240-240-103 TRACTION
40	11023203	MOTOR CPL TSA200-100-063-TRACTION
41	11036509	MOTOR CPL TSA200-100-063-TRACTION
42	11048572	*MOTOR CPL TSA200-160-104 W.BRAKE
43	11024884	MOTOR CPL TSA170-240-102 PUMP
44	11029285	MOTOR CPL TSA240-140-102-TRACTION
45	2542196	MOTOR TSA150-120-014 TRACTION
46	50061258	MOTOR TSA200-230-43
47	50061182	MOTOR CPL TSA170-180-24
48	50065596	MOTOR TSA170-180-45-UL PUMP

49	50063235	Motor TSA170-210-38
50	11023960	MOTOR TSA170-210-028 PUMP
51	2542282	MOTOR TSA106-65 ROCLA MULTIWAY
52	50058652	MOTOR KPL TSA200-230-040
53	11048772	MOTOR CPL TSA170-210-115 PUMPMOTOR
54	11020816	MOTOR CPL TSA200-230-060
55	50058739	MOTOR CPL TSA200-230-35
56	11005464	MOTOR TSA150-120-104 TRACTION ROCLABEAN
57	50062627	Motor TSA170-210-31 PUMP
58	50065564	MOTOR CPL TSA200-160-31
59	50067055	MOTOR CPL TSA200-230-034 PUMP
60	50063076	STEERING UNIT TSA106-65-19.51
61	50066174	STEERING UNIT TSA106-65-19.51
62	50066314	MOTOR CPL TSA200-100-26-UL GP21
63	50063869	MOTOR CPL TSA170-210-009
64	11011791	MOTOR TSA150-150-100 DRIVE
65	50061395	PUMPMOTOR TSA200-180-044-UL
66	50063916	MOTOR CPL TSA200-100-26
67	50068334	MOTOR CPL TSA240-200-026
68	50058754	MOTOR CPL TSA200-230-034
69	50062086	MOTOR CPL TSA200-160-049
70	11024335	MOTOR TSA170-210-009 (9T spline)
71	11029258	MOTOR CPL TSA240-120-23
72	50065974	MOTOR CPL TSA200-100-26
73	50068246	MOTOR CPL TSA270-210-010
74	2542433	MOTOR TSA150-150-009 DRIVEMOTOR ROCLA
75	50064139	MOTOR TSA200-180-45
76	50058684	MOTOR CPL TSA200-230-039
77	2542047	MOTOR TSA150-150 PUMPMOTOR
78	50060158	MOTOR TSA106-65-003
79	2542305	MOTOR TSA106-90 SERVOUNIT ROCLA ORION
80	50067334	MOTOR CPL TSA240-200-01 WITH PUMP
81	50067336	PUMP-UNIT TSA200-230-21.19
82	11014847	MOTOR TSA150-120-102 DRIVEMOTOR MARIOTT
83	11016413	MOTOR TSA200-230-24 pump HHI
84	50062444	MOTOR TSA170-180-30
85	50059907	MOTOR CPL TSA200B-15 PUMP
86	11016645	MOTOR TSA170-140-065 PUMP 48V
87	50066985	MOTOR TSA170-240-17 PUMPMOTOR
88	11042751	MOTOR CPL TSA170-240-100 PUMP 80V enh
89	50066987	MOTOR CPL TSA170-210-52
90	11011822	MOTOR TSA150-180-035 DRIVEMOTOR 48V
91	50065874	MOTOR TSA170-140-43-UL-EE
92	11041050	MOTOR CPL TSA150-120-027 RAYMOND EE
93	11014849	MOTOR TSA150-150-101 PUMPMOTOR MARIOTT
94	50067335	PUMP-UNIT TSA170-180-13.11
95	11015428	MOTOR CPL TSA170-140-58 W.BRAKE
96	50066986	MOTOR CPL TSA170-140-54 PUMP
97	50066988	MOTOR CPL TSA170-140-53
98	50062850	MOTOR CPL TSA170-240-035 PUMP
99	50066495	Motor cpl TSA200-180-70

100	50061518	MOTOR TSA135-100-012
101	50066284	MOTOR CPL TSA170-210-033 PUMPMOTOR
102	50063136	MOTOR TSA170-140-37
103	11028229	MOTOR CPL TSA240-240-101 TRACTION
104	11028265	MOTOR CPL TSA200-230-102 PUMP
105	50060457	MOTOR TSA170-210-40
106	11030200	*Motor CPL TSA170-240-108 TRACTION
107	11039320	MOTOR CPL TSA200-180-045 PUMP
108	11043664	MOTOR CL TSA170-100-114
109	11034429	MOTOR TSA170-210-009 PUMPMOTOR NISSAN
110	11034866	MOTOR TSA200-100-026 DRIVEMOTOR
111	11030809	*MOTOR CPL TSA200-160-104 W.BRAKE
112	11032636	MOTOR CPL TSA170-210-009 PUMP
113	11033289	MOTOR CPL TSA200-160-104
114	11033319	*MOTOR CPL TSA200-100-063

Appendix 3 — Other Production Equipment (Option to Purchase)

Objekt-Nr	Beschreibung
1000006/0	Universalslibemaskine
1000008/0	Bore-/fræsemaskine
1000009/0	Bore-/fræsemaskine Chiron
1000024/0	Notfræser - Hurth
1000042/0	Afvejebænk H 20 BK
1000049/0	Drejebænk - Tosgalanta Suil
1000089/0	Ekspanderende dorn kpl. “klopfer”
1000090/0	Recesplaner for nødvendig fleksibilitet
1000096/0	Højtrykspumpe for køle-smøremiddel - Hülle-Hille
1000136/0	Fræsemaskine - Cincinnati
1000142/0	GF NDM 171/125 drejebænk
1000153/0	GF - endebearbejdning
1000162/0	Boremaskine -Donau
1000164/0	Koldsav - Kasto
1000165/0	Gevindskæremaskine
1000174/0	Boremaskine Herbert
1000185/0	GF NDM 173/125 drejebænk
1000217/0	Profilvalsemaskine UPWS
1000314/0	Båndsliber KEF
1000400/0	GF drejebænk NDM 16-5/800, se tillæg 1000401
1000401/0	GF drejebænk NDM 16-5/800 - tillæg til 1000400
1000402/0	GF drejebænk NDL 40/130, se tillæg 1000403
1000403/0	GF drejebænk NDL 40/130 - tillæg til 1000402
1000405/0	Inddampningsanlæg
1000407/0	Styring af drejebænk, tillæg til 1000185 / 1418645
1000408/0	Drejebænk, tillæg til 1000185 / 1418645
1000421/0	Kraftspændepatron RØHM, tillæg til 1000185/1418645
1000430/0	Expanderende dorne, tillæg til 1000185 / 1418645
1000488/0	Klopfer expanderende bøsning af TSA150 kranse
1000500/0	Röhm expanderendedorn afdrejn. recesser AC-motor
1000501/0	Röhm expanderendedorn afdrejn. recesser AC-motor
1000510/0	Slibemaskine STUDER S36 CNC
1000510/2	Aut. doors for grinding machine STUDER S36 CNC
1000510/3	Medløbende pinolsaet til STUDER S36 CNC
1000511/0	Klopfer expanderende bøsning til drejn. TSA kranse
1000517/0	LE Monforts DNC3 (Doppelspindler mit angetr. Wzg.)
1000518/0	LE Hüller Hille NBH 110
1000522/0	LE Traverskraner
1000537/0	SMW expandernede dorn TSA106
1005665/0	Hydraulisk presse f.mont.Aksler i stator AC
1005718/0	Index-maskine
1005718/1	Værktøj til Index-maskine
1005881/0	Kindsmüler presse Model: 2ZK3Eso
1006179/0	3D Målemaskine
1006614/0	Kindsmueller Pressing-machine (Kerpe)
1006623/0	Paintingequipment
1006768/0	Automatic doors on Studer grinding machine
1006898/0	Studer Grinding Center
1006629/0	Vaerktoejsreol Index arbejdsplads

1005705/0	Måleudstyr til måling af drejede emners indermål
1000463/0	NC-universal skab
1000072/0	BT stabler
1000321/0	El-stabler BT RSS 1350
1000485/0	Brugt udetruck Dantruck
1005715/0	Palleløfter Dantruck
1005716/0	Palleløfter Dantruck
9001036/0	Automatic open/close doors on 2 Studer Grinding Ma
9001039/0	Studer CNC Grinding Center
9001067/0	Medloebende pinolsaet (rundslibe) til Studer
9001068/0	Wireless measurement equipment and installation of
9001236/0	New morse taper kit for Studer 1
1000536/0	Fremstilling venbar testplan for motortest
1006110/0	Rist AC 170-200 (AUTOM: 170/200?)
1006110/1	Ekstra incerter til BG170
1006110/2	Ekstra incerter til BG200
1006178/0	Schenck automatisk afvejemaskine
1006217/0	Svejsemaskine statorer 170-200
1006218/0	Atlas Copco Power Focus 3000 elektronisk montage-
1006340/0	Maskine t/afklipning isolationsrør for AC-linien
1006612/0	Ombygning af kran ved testområde
1006613/0	Leje-i-presse for variant montage
1006625/0	Transportbaand til rotorcellen
1006627/0	Kranbane til loeft af kobbertromler
1006628/0	Doosan Statordrejebaenk incl. Heinbuch
1006635/0	Racks for AC1 supermarket
1006636/0	Endshield-mount workstation. Presse
1006637/0	Endshield-mount workstation. Arbejdsbord
1006638/0	Powered return shute at the motoring line. Soco Sy
1006640/0	Multiple storey conveyor lane supports
1006641/0	Workstations for AC1 mounting line
1006652/0	Air toolings for variant assembly line
1006706/0	Pallevogn til etablering af variantlinie
1006707/0	Pallevogn til etablering af variantlinie
1006708/0	Pallevogn til etablering af variantlinie
1006709/0	Pallevogn til etablering af variantlinie
1006762/0	Horizontal pallet for AC1 stator line (prototype)
1006763/0	5 horizontal pallets for AC1 stator line
1006767/0	Extra stairs for winding operation on AC1
1006833/0	Bosch conveyor at Rist 2
1006834/0	Adjustable table for mounting bearing in endshild
1006837/0	Hydraulic test equipment (O-ring tester)
1006838/0	2 reversible jaws for holding the tooling
1006868/0	Stator line renewal
1006869/0	Equipment for the supermarket
1000539/0	Værktøj til AC montagepresse Wildcat
1005399/0	Luftnøgle Atlas Copco EP8PTX70HR-RE 55Nm
1005699/0	Atlas Copco EP6PTS 20 HR42 luftspænder m/momentsto
1005700/0	Atlas Copco EP6PTS 22 HR10 luftspænder m/momentsto
1005701/0	Elafklipper til udføringer v/viklemaskinen AClinie
1005880/0	Rist værktøj til slutforme AC-stator

1005882/0	Magnetisk løfteværktøj til manipulring af rotor og
1005884/0	Typeværktøj opsamlepresse & manipulator
1006109/0	1 sæt presseværktøj TSA200-180&230 mont.kompl.
1006159/0	Pesseværktøj til mont. komp. presse TSA200-180
1006180/0	Statorløfteværktøj til ristmaskine 170-200
1006181/0	Løfteværktøj til statordrejeænk incl. skinnesystem
1006182/0	Løfteværktøj til krympemantage incl. skinnesystem
1006183/0	Løfteværktøj til fotorcelle incl. skinnesystem
1006185/0	1 sæt preseværktøj mont.kpl.TSA200-160
1006219/0	Vikleværktøj TSA150 Rist
1006271/0	Statoløfteværktøj til bandageremaskine og
9000012/0	Röhm expanderende dorn afdrejning reesser AC
9000581/0	1 sæt presseværktøj t/ TSA 200-180 & 200-230
9000708/0	One-Piece-flow impregnation and painting equipment
9000733/0	Reconstruction of test box AC1b
9000793/0	Motortester Test Rig
9000795/0	Optimering statorlinie (ODS) nye arbejdspladser
9000799/0	Modifikation af Rsit 1 til 170mm statorer kan
9000863/0	2 Atlet stå ind stablere, grundet omægning lager
9000864/0	Håndteringsvogne, støvdæksler, låg, ekstra kasser
9000878/0	2extra tooling for vinding oper. in order to impr.
9000906/0	Doosan Statordrejebaenk inc Heinbuch spaendesystem
9000912/0	Pallette til AC 1 for vandret handtering af stator
9000926/0	Expansion of Bosch- coveyor at Rist 2
9000939/0	6 stk. spaendedorne for afdrejnking af statore AC1
9000968/0	Extra stairs for vinding operation on AC1 line
9000982/0	Adjustable table for mounting bearing in endshield
9000989/0	Hydraulic test equipment
9001003/0	Horisontal pallets for AC1stator maufacturing line
9001052/0	Vertical hydraulic end forming machine
9001053/0	Vertical single end lacing machine
9001086/0	Crane fixture for rotating motors in the repair ar
9001119/0	Tube fusing wire termination machine for AC1
9001120/0	Expansion of coupling line on AC1B
9001154/0	Physical prolongation of the AC1 motor assembly li
9001160/0	AC1 Line Expansion - Phase 1 - Pehama offer T21407
9001161/0	AC1 Line Expansion - Phase 1 - Line control - Peha
9001164/0	AC1 Line Expansion - Integration of teststations o
9001169/0	Storage rack for inline picking and mounting AC1
9001193/0	Ergonomic lifting device for complete motors
9001196/0	Control for semi-automatic teststations on AC1b
9001199/0	Renovering af værktøj til opsamlepressen på AC1
9001201/0	Air tooling 1 - AC1 line expansion
9001231/0	Technical review and classification of tooling
9001232/0	Tooling for Ø 188 mm ext - AC1b
9001233/0	Tooling for Ø 250,8 mm ext - AC1b
9001250/0	Line Design AC1b - demand point
9001254/0	2 palleløftere med elektrisk løft til AC1b
9001269/0	Air tooling 2 - AC1b
9001295/0	Løfteaggregat til koblelinjen på AC1b
1006337/0	Kranbane t/ophæng dobbelttravers ACL
1006338/0	Kranbane m/tre traverser ophæng kædetaljer
1006339/0	Kranbane m/travers for ophæng kædetalje t/løft af

1006353/0	100 Trolleys til kobberruller v/AC viklecelle
1006354/0	Svingkran til løft af 300mm statorer i statorcelle
1006373/0	DEMAG Säulenschwenkkran m. Manulift
1006374/0	DEMAG Säulenschwenkkran Nachtr. AK Lasthebemagnet
1006433/0	Auswuchtmaschine Typ VM 3/2 kraftm.2-Ebenen-Vertik
1006433/1	Auswuchtmaschine Typ VM 3/2 kraftm.2-Ebenen-Vertik
1006498/0	Elektromotorenprüfstand + Nachtr. LAUSTER
1006499/0	Optimierung/Programmierung Prüfstand für AC
1006500/0	SAEL Spannungsversor. Gleichspannung
1006501/0	SAEL Nachträgliche AK
1006503/0	Batterie mit Zubehör
1006504/0	Frequenzumrichter 380-500 V Compact IP20
1006505/0	Prüfgerät Revcpm Svcd 31-460-1-230
1006506/0	Nachrüstung f. Mess-PC
1006507/0	Programmierung Prüfstand
1006630/0	Two hoists
1006632/0	Optimering af Ac2 linien - etablering af variantli
1006723/0	3 traverskraner i produktionen
1006902/0	Traverskran inkl 2 taljer
1006904/0	TL2000 lifting table
1006905/0	TL2000 lifting table
1006906/0	TL2000 lifting table
1006661/0	6 Translyft TEB 600 lifting tables
1006764/0	Kuglebord til statormontage
1006296/0	Luftnøgle EP12PTS150HR13-RE 95Nm
1006297/0	Luftnøgle EP8PTX70HR10-RE 55Nm
1006710/0	Gaffeler til vikle- og RIST maskine
9000727/0	Opgradering af incerterværktøj 200 til maskine fra
9000728/0	AC Linie 2 (Berching)
9000844/0	Svejsemaskine til AC2 variant
9000917/0	Spare parts for the Rist on AC2
9000975/0	Indkob og opsaettelse af 3 traverskraner i produkt
9001033/0	Fremstilling af kuglebord til statormontage efter
9001056/0	Traverskran inkl. 2 taljer
9001097/0	Jib crane for lifting pallets onto the AC 2 Line
9001112/0	3 TL2000 lifting tables
9001288/0	Torque wrench 45Nm for assemply
9001296/0	1 set of winding forms & 1 coil transfer tool
9001137/0	Tool for diecasting N-Endshield no. 11019064 for T
9001138/0	Tool for diecasting N-Endshield no. 11023014 for T
9001139/0	Tool for diecasting N-Endshield no. 11023051 for T
9001165/0	Tool for making Endshield no 11037429 at Innotek,
9001166/0	Tool for making Endshield no 11037632 at Innotek,
9001167/0	Tool for making Endshield no 11037756 at Innotek,
9001168/0	Tool for making Endshield no 11037846 at Innotek,
9001244/0	Tool # 11041137 for prod of endshield 50061871
9001245/0	Tool # 11040187 for prod of endshield 50058639
9001246/0	Tool for enshield cast tsa150 11045980
9001301/0	Mould injection tool to produce terminal board
9001302/0	Tool for production of endshield 50053276
9001303/0	Tool for production of endshield 50059144
9001305/0	Tool for production of endshield 50064108
9001306/0	Tool for endshields 50060024 & 50066954

Appendix 4 — Timetable for the Assignment of Assets

Tentative Schedule:

•                  Signing Dec 8th 2008

•                  Communication to employees on Dec 9th

•                  Dec-Feb: Training of SM employees on ODS equipment and motor types

•                  Beginning of  January: Approval from Federal Cartel Office expected

•                  Immediate production start of identical motors in SM production (especially Mitsubishi, Nacco, Clark).

•                  Until mid January: Preparation of the infrastructue at SM for new equipment to come

•                  By mid January: Production of an adequate buffer of ODS motors for flyer plant

•                  By mid-January: Creation of parts lists and materials for ODS motors at BER plant in BER-SAP, communication with customers and suppliers.

•                  Second half of January: Transfer of old BER equipment.

•                  By mid-February: Creation of parts lists and materials for ODS motors of flyer plant in BER-SAP, communication with customers and suppliers.

•                  Second half of February: Transfer of flyer plant.

•                  Completion of all transfer activities by the end of March.

We are assuming that acceptance can be completed by the beginning of April 2009.

The timetable will be corrected accordingly to take into account any delay in the planned start of transfer activities (8 December 2008) due to the process of obtaining the approval of the Federal Cartel Office.

Appendix 5 — Know-How

The basic understanding is that the purpose of the transfer of know-how is to permit a smooth transfer of the customer relationship to SM as quickly as possible, to ensure efficient production of the motors without defects and to allow SM to make optimal use of the equipment acquired. As a result, the following list contains the minimum know-how to be transferred. A need for further information may arise during the operational transfer process.

Per motor and ongoing project:

•                  All technical specifications

•                  All drawings in English (if available, otherwise in Danish or German) — including assembly drawings, cross-sectional drawings and detail drawings in the form of files suitable for use in a CAD system

•                  Winding diagrams in the form of files

•                  Data sheets in the form of files

•                  Type plates in the form of files

•                  All measurement data on the motors (initial samples, preliminary series, etc.) from SD-internal measurements and measurements of customers.

•                  Parts documentation

•                  A sample of each motor to remain with SM.

•                  Test data on purchased parts

•                  Approval reports

•                  Modification history

•                  Parts list and other relevant master data in the form of files (Excel) for processing in SAP

•                  Preliminary work and information on all currently ongoing projects/offers in the area of material handling

•                  Information on defects: 8D reports, statistics, etc.

Per production unit/process:

•                  All production documentation in English in the form of files that can be processed

•                  Documentation on the equipment (descriptions, instructions, documentation of modifications, etc.).

Per supplier of parts of motors included in SD motor package:

•                  Agreements with suppliers (including prices and terms and conditions)

•                  Supplier contact persons.

•                  Supplier histories.

Per customer:

•                  Customer contracts/agreements.

•                  Customer contact histories

•                  Customer contacts/point of contact

•                  Prices/conditions.

Appendix 6 — SD Delivery Contracts and Binding Offers

The list of types with current sales prices made available to us is to be appended to the Agreement. The prices included in the documentation reflect the current state of knowledge of SD, i.e., no price changes have been agreed with the respective customers if not otherwise mentioned in the agreements.

Von: Thomas Grahl [tgrahl@sauer-danfoss.com]
Gesendet: Montag, 1. Dezember 2008 14:12
An: Stuepfert, Thomas
Betreff: Anlagen 2 und 6

Anlagen: Customers & Material# overview 28.09.08.xls

Hallo Herr Stüpfert,

anbei die EXCEL Liste mit den nunmehr an einigen Stellen korrigierten Preisen.

Ich versuche einmal Ihnen die EXCEL Liste separat zu schicken in der Hoffnung, daß Sie die Links zueinander bringen. Lassen Sie mich bitte wissen, wenn das nicht funktioniert.

Viele Grüße

Thomas Grahl

(See attached file: Customers & Material# overview 28.09.08.xls)

Appendix 7 — Sales Eligible for Commission

•                  Sales of products/motor types in connection with a serial shipment, customer order or binding offer for series production in existence prior to the transfer to SM.

•                  In the case of motor types sold to customers by both SM and SD prior to execution of the agreement, only new sales transferred to SM shall be eligible for payment of commissions (50059972, 50060042).